INTERNATIONAL CORPORATE STRUCTURES INC.


Suite 100, One Financial Place                                    TORONTO OFFICE
Lower Collymore Rock                             Suite 906, 94 Cumberland Street
P.O. Box 118                                                    Toronto, Ontario
Bridgetown, Barbados                                                     M5R 1A3
Telephone: (246) 430 5350                                    Tel: (416) 934-9998
Fax: (246) 430 5353                                          Fax: (416) 968-3424



June 1, 2000


LazyGrocer.com, Inc.
41 York Street, 3rd Floor
Ottawa, Ontario
Tel: (613) 241-6195
Fax: (613) 241-7861

ATTN: Pierre Bosse

RE: FINANCIAL SERVICES AGREEMENT BETWEEN INTERNATIONAL CORPORATE STRUCTURES INC.
    ("ICS") AND LAZYGROCER.COM ("LAZYGROCER") (the "Agreement")


Dear Sir:

The purpose of this letter is to confirm the terms of the Agreement between LazyGrocer and ICS agreed upon during our several meetings and telephone conversations.

1.       The Scope of the Project

                  The Company is engaged in the development and operation of an internet retail grocery distribution business in secondary population center as outlined in LazyGrocer's Business Plan.

2.       Scope of Services to be Provided by ICS (the "ICS Services")

     (a) ICS shall be responsible for the supervision of all the legal affairs of LazyGrocer throughout Canada and for this purpose shall provide the services of a lawyer who is licensed to practice law in one of the
                           Provinces of Canada to carry out such duties; and

     (b) ICS  shall   be  responsible  for  supervision  of  all  marketing  and franchising activities of LazyGrocer within Canada.

3.       ICS's Compensation

                  ICS shall receive 1,775,118 shares of common stock to be issued and delivered to ICS at the same time that the first shares are issued to any of the Affiliates. These shares shall be deemed to have been earned and to be the sole property of ICS as of the date of delivery of the shares to ICS.

4.       Term of the Consulting Agreement

                  The term of the Consulting Agreement shall commence upon the execution of this Agreement by all necessary parties and shall continue for a period of twenty-four (24) months.

Please execute the Acknowledgment at the end of this letter to signify your acceptance of the above terms and conditions and return one copy of the executed Agreement by fax and two originally executed copies of the Agreement by courier to ICS at:

                         Suite 906, 94 Cumberland Street
                                Toronto, Ontario
                                     M5R 1A3


Regards,



International Corporate Structures Inc.



                                 ACKNOWLEDGEMENT

The undersigned by the execution of this Acknowledgement hereby agree to be bound by the above terms and conditions and agree to do or cause to be done all acts and deeds necessary to give effect to the intent of this Agreement.

We also acknowledge that Howard E. Kerbel has advised us that he is a Barrister and Solicitor licensed to practice law in the Province of Ontario and that:

(a) He has advised us to obtain independent legal advice with respect to and prior to the execution of the agreement;
(b) That we have either obtained such independent legal advice or have waived our right to such independent legal advice; and
(c) That Howard E. Kerbel has not provided us with any legal advice in respect to this Agreement or the Project and we at all times have sought and obtained the advice of our own lawyers in this regard.


DATED at  Ottawa, this 1st day of June, 2000


                             Per:

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